UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 21, 2017

Vitamin Shoppe, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

300 Harmon Meadow Blvd.

Secaucus, New Jersey 07094

(Addresses of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 12, 2016, Vitamin Shoppe, Inc. (the “Company”) entered into an Agreement (the “Original Agreement”) with Carlson Capital, L.P. and certain of its affiliates (collectively, “Carlson Capital”) regarding, among other things, the membership and composition of the Company’s board of directors (the “Board”), pursuant to which Carlson Capital recommended Guillermo G. Marmol for appointment to the Board and the Board so appointed him (the “2016 Director”).

On February 21, 2017, the Company entered into an Agreement (the “Agreement”) with Carlson Capital regarding, among other things, the membership and composition of the Board, which amends and restates the Original Agreement. Pursuant to the Agreement, Carlson Capital will be entitled to propose one independent nominee (the “Initial Independent Appointee”), no later than March 10, 2017, who must be reasonably acceptable to the Board, for appointment as a director of the Company. The Company has also agreed to appoint one additional independent director (the “Subsequent Independent Appointee” and, together with the Initial Independent Appointee, the “New Independent Directors”) as a director of the Company. Carlson Capital will have the right to privately recommend to the Board one or more independent candidates for appointment as the Subsequent Independent Appointee, which recommendations shall be considered by the Company in good faith. The Company and Carlson Capital will use their reasonable best efforts to ensure that the appointments of the New Independent Directors will be completed as promptly as practicable and no later than the earlier of (1) April 8, 2017 and (2) the mailing of the Company’s definitive proxy statement for the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”).

The Agreement provides that the Board will be expanded by two members (from its current size of ten members) in order to appoint the two New Independent Directors, and the Company has agreed to nominate the New Independent Directors and the 2016 Director for election as directors at the 2017 Annual Meeting and use its reasonable best efforts to cause the election of such directors at the 2017 Annual Meeting and otherwise support such directors for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate. The Agreement further provides that two current directors of the Company (other than the 2016 Director and the Initial Independent Appointee) will not be nominated for re-election at the 2017 Annual Meeting and that immediately after the 2017 Annual Meeting, the size of the Board will be decreased to ten members. The Agreement also provides that from the 2017 Annual Meeting through the Company’s 2018 annual meeting of stockholders (the “2018 Annual Meeting”), the size of the Board will be no more than ten directors, except that during such period the Company may increase the size of the Board in order to appoint additional highly qualified independent directors, recommended by the Company’s Nomination and Governance Committee and approved by the Board, so long as an equivalent number of directors serving on the Board on the date of the Agreement do not stand for re-election at the 2018 Annual Meeting. Carlson Capital shall have the right to privately recommend to the Nomination and Governance Committee one or more independent candidates for appointment as such additional directors, which recommendations shall be considered by the Company in good faith. Pursuant to the Agreement, Carlson Capital may replace the Initial Independent Appointee and the 2016 Director in the event he or she resigns or can no longer serve on the board due to death, disability or other reasons before the 2018 Annual Meeting (a “Replacement”), subject to such candidate being reasonably satisfactory to the Board. In connection with their appointments as directors, the New Independent Directors will receive the same compensation as the Company’s other non-employee directors.

From the date of the Agreement until the 30th day prior to the advance notice deadline for making director nominations at the 2018 Annual Meeting (the “Standstill Period”), for so long as the Company remains in material compliance with certain of its obligations under the Agreement, Carlson Capital has agreed not to, among other things, (a) acquire beneficial ownership of any additional shares of the Company if doing so would cause Carlson Capital to own more than 15% of the Company’s common stock, (b) solicit proxies of stockholders or conduct any other type of referendum or become a “participant” in or assist any third party in any “solicitation” of proxies to vote any shares of the Company’s common stock, (c) join or form a group with respect to the Company’s common stock, (d) present any proposal for consideration for action at any stockholders’ meeting or seek the removal of any board member or propose any nominee for election to the Board, or (e) institute, solicit or join any litigation against the Company or its present or former directors, officers or employees (other than an action to enforce the Agreement). Carlson Capital and the Company each also agreed not to make any statement that constitutes an ad hominem attack on, or otherwise disparage, the other party or its respective business, officers or directors during the Standstill Period. Carlson Capital has also generally agreed to vote all shares of Company common stock beneficially owned by Carlson Capital in favor of the Company’s director nominees, the Company’s auditor ratification and “say-on-pay” proposals and, provided that such recommendation is unanimous and includes the affirmative vote of the New Independent Directors (and any Replacement), any other recommendations at the 2017 Annual Meeting (subject to certain exceptions).

Under the terms of the Agreement, if at any time Carlson Capital’s aggregate net long position in the Company’s common stock is less than 5% (the “Minimum Ownership Level”), the Company will not be obligated to appoint either of the New Independent Directors (if either of the New Independent Directors has not yet been appointed), or appoint any Replacement, or to nominate either of the New Independent Directors or the 2016 Director or any Replacement for election at any meeting of stockholders which occurs after the time at which Carlson Capital no longer satisfies the Minimum Ownership Level.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the press release related to items described in Item 1.01 above is being “furnished” and not “filed” as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

10.1	Agreement, dated as of February 21, 2017, by and among the Company and Carlson Capital.

99.1	Press Release of the Company, dated February 21, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe, Inc.

Date: February 21, 2017	By:	/s/ David M. Kastin
	Name:	David M. Kastin
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.

10.1	Agreement, dated as of February 21, 2017, by and among the Company and Carlson Capital.

99.1	Press Release of the Company, dated February 21, 2017.